UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2010 (June 30, 2010)

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23039	14-1623047
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

18th Floor, Teda Building
87 Wing Lok Street, Sheungwan, Hong Kong
People’s Republic of China
(Address of Principal Executive Offices)

852-2543-2290
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On June 30, 2010, China Precision Steel, Inc. (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected six directors and ratified the appointment of Moore Stephens as the Company’s independent accountants for the fiscal year ended June 30, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Hai Sheng Chen to the Company’s Board of Directors	18,772,771	284,407	—	0	17,253,133
Election of Wo Hing Li to the Company’s Board of Directors	18,770,303	286,875	—	0	17,253,133
Election of Tung Kuen Tsui to the Company’s Board of Directors	18,761,238	295,940	—	0	17,253,133
Election of David Peter Wong to the Company’s Board of Directors	18,779,569	277,609	—	0	17,253,133
Election of Che Kin Lui to the Company’s Board of Directors	18,777,053	280,125	—	0	17,253,133
Election of Daniel Carlson to the Company’s Board of Directors	18,784,042	273,136	—	0	17,253,133
Ratification of the appointment of Moore Stephens as the Company’s independent accountants for fiscal year ended June 30, 2010	35,460,922	0	627,456	221,993	0

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PRECISION STEEL, INC.
Date: July 7, 2010

	By:	/s/ Hai Sheng Chen
Hai Sheng Chen
Chief Executive Officer